Exhibit 99.3

[FORM OF PROXY]

Southern National Bancorp of Virginia, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on June 20, 2017.

Vote by Internet

- Go to **www.investorvote.com/SONA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of December 13, 2016, between the Company and Eastern Virginia Bankshares, Inc., as amended.	☐	☐	☐
2. To approve the adjournment of the Company's special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are insufficient votes at the time of such adjournment to approve the merger agreement.	☐	☐	☐
3. To approve a non-binding advisory vote on certain compensation that may become payable to the Company's named executive officers in connection with the merger.	☐	☐	☐

OTHER BUSINESS. To transact such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark here if you no longer wish to receive paper materials and instead view them online. ☐

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears below. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IMPORTANT SPECIAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON JUNE 21, 2017 THIS PROXY STATEMENT IS AVAILABLE AT: WWW.EDOCUMENTVIEWER.COM/SONA IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 21, 2017 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Special Meeting of Stockholders of Southern National Bancorp of Virginia, Inc. (the “Company”) will be held at International Country Club at 13200 Lee Jackson Highway, Fairfax, Virginia 22033, on Wednesday, June 21, 2017, beginning at 3:00 p.m. (local time). The undersigned stockholder hereby appoints Georgia S. Derrico and R. Roderick Porter, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $0.01 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Special Meeting of Stockholders and any postponement or adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any postponement or adjournment(s) thereof. The Board of Directors recommends a vote FOR proposals 1, 2 and 3. This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE